As filed with the Securities and Exchange Commission on June 30, 2010
Registration File No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

CHINA INSONLINE CORP.
(Exact name of registrant as specified in its charter)

Delaware	74-2559866
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Room 42, 4F, New Henry House, 10 Ice House Street
Central, Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

2010 STOCK OPTION PLAN
(Full title of the plan)

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
(Name and address of agent for service)

(302) 658-7581
(Telephone number, including area code, of agent for service)

with a copy to:

Henry I. Rothman, Esq.
Troutman Sanders, LLP
The Chrysler Building
405 Lexington Avenue
New York, New York  10174
(212) 704-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	6,000,000 shares	$0.36(2)	$2,160,000	$154.01
Total	6,000,000 shares			$154.01

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers such indeterminate number of shares of Common Stock as may be issued resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee, pursuant to Rules 457(c) and 457(h), based on the average of the high and low sales prices reported of the registrant’s Common Stock on June 28, 2010.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2010 Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents are not required to be, and are not being, filed by China INSOnline Corp. (the “Company”) with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents heretofore filed by the Company with the Commission are incorporated herein by reference: (1) the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2009 filed with the Commission on October 13, 2009, (2) the Company’s quarterly reports on Form 10-Q for the fiscal quarters ended September 30, 2009, December 31, 2009 and March 31, 2010, as filed with the Commission on November 13, 2009, February 16, 2010 and May 27, 2010, respectively, (3) the Company’s current reports on Form 8-K filed with the Commission on January 8, 2010, January 20, 2010, June 1, 2010 and June 15, 2010, (4) the description of the Company's common stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on June 26, 2008.

All documents filed subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Any documents or information “furnished” and not “filed” in accordance with the Commission rules shall not be deemed incorporated in this registration statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of such action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses that the court deems proper despite such adjudication of liability in view of all the circumstances of the case.

Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

(1)	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

(2)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(3)	under Section 174 (relating to liability for unlawful purchases or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law; or

(4)	for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, our restated certificate of incorporation, as amended, eliminates liability of our directors for monetary damages to the extent permitted under applicable law.

Our bylaws also contain provisions to the effect that each director and officer shall be indemnified by the Company against liabilities and expenses in connection with any legal proceedings to which he is or may be made a party or with which he may become involved or threatened by reason of the fact that he is or was a director or officer of the Company, or is or was serving, at the request of the Company, as a director, officer, employee, partner, administrator, trustee or other fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise. Any such indemnification will be limited to the extent that such person is not insured or otherwise indemnified.  The power to so indemnify has been or may be granted by statute, and for this purpose the board of directors may, and on request of any such person shall, reasonably determine in each case whether or not the applicable standards in any such statute have been met, or such determination shall be made by independent legal counsel if the board so directors or if the board is not empowered by statute to make such determination.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit Number
5	Opinion and consent of Troutman Sanders LLP, counsel to the Company, as to the legality of the securities being offered.*

23.1	Consent of Weinberg & Company, P.A.*

23.2	Consent of Troutman Sanders LLP (contained in Exhibit 5).*

24	Power of Attorney (contained in the signature page to this registration statement).*

99.1	2010 Stock Option Plan.*

99.2	Form of Incentive Stock Option Agreement.*

99.3	Form of Nonstatutory Stock Option Agreement.*
____________________
*Filed herewith

Item 9.   Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York, on June 30, 2010.

CHINA INSONLINE CORP.

By:	/s/ Junjun Xu
Name:	Junjun Xu
Title:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Mingfei Yang
Name:	Mingfei Yang
Title:	Chief Financial Officer
(Principal Accounting and Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Junjun Xu and Mingfei Yang his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as (s)he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Junjun Xu
Junjun Xu	Chief Executive Officer and Director	June 30, 2010
(Principal Executive Officer)
/s/ Zhenyu Wang
Zhenyu Wang	Chairman of the Board	June 30, 2010

/s/ Yuefeng Wang
Yuefeng Wang	Director	June 30, 2010

/s/ Yinan Zhang
Yinan Zhang	Director	June 30, 2010

/s/ Renbin Yu
Renbin Yu	Director	June 30, 2010

/s/ Yong Bian
Yong Bian	Director	June 30, 2010

/s/ Xiaoshuang Chen
Xiaoshuang Chen	Director	June 30, 2010

EXHIBIT INDEX

Exhibit
Number
5	Opinion and consent of Troutman Sanders LLP, counsel to the Company, as to the legality of the securities being offered.*

23.1	Consent of Weinber & Company, P.A.*

23.2	Consent of Troutman Sanders LLP (contained in Exhibit 5).*

24	Power of Attorney (contained in the signature page to this registration statement).*

99.1	2010 Stock Option Plan.*

99.2	Form of Incentive Stock Option Agreement.*

99.3	Form of Nonstatutory Stock Option Agreement.*
_____________________
*Filed herewith